UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2017

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, NV 89119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-939-0231

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Live Ventures Incorporated’s CEO, Jon Isaac, purchased in excess of $256,000 of our common stock on the open market on January 6, 1016. Mr. Isaac purchased 13,795 shares at an average price of approximately $18.60 per share.

Further, Isaac Capital Group, LLC, of which Mr. Isaac is the President and sole member and has sole voting and dispositive power, recently agreed to lockup all of its common stock and warrants until December 31, 2021, and, for the convenience of the investment community, converted those shares and warrant shares into a “common equivalent” Series B Convertible Preferred Stock, with no liquidation preference, no redemption rights, no heightened voting rights, and virtually identical dividend rights.

The Company issued its press release today, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 6, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2017	Live Ventures Incorporated

By: /s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer and President

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